Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 of VIASPACE Inc. of our report, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, dated March 15, 2008 relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-KSB of VIASPACE Inc. for the year ended December 31, 2007.
/S/ Goldman Parks Kurland Mohidin LLP
Encino, California
April 30, 2008